Exhibit 99.1

FOR IMMEDIATE RELEASE

Logan Ridge Finance Corporation Announces First Quarter 2023 Financial Results

Reports a Strong First Quarter with Net Investment Income of $0.40 Per Share, a 69% Increase from the Prior Quarter and its Third Consecutive Quarter of Positive Net Investment Income

Announces Distribution of $0.22 Per Share for the Second Quarter of 2023, a 22% Increase as Compared to $0.18 Per Share during the First Quarter of 2023

Began Purchasing Shares Under its New Share Repurchase Program

NEW YORK, May 10, 2023 – Logan Ridge Finance Corporation (“Logan Ridge”, “LRFC”, “Company”, “we”, “us” or “our”) (Nasdaq: LRFC) announced today its financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights

•

Reported Net Investment Income (“NII”) of $1.1 million or $0.40 per share, inclusive of $0.06 of non-recurring net investment income, which marks the Company’s third consecutive quarter of positive NII and a 69% increase over the prior quarter.

•	Net asset value decreased to $34.63 per share as of March 31, 2023 from $35.04 per share in the prior quarter.

•

As of March 31, 2023, our portfolio consisted of investments in 59 portfolio companies with a fair value of approximately $203.3 million. During the quarter, the Company made approximately $7.4 million of investments and had approximately $6.7 million in repayments and sales of investments, resulting in net deployment of approximately $0.7 million.

•

During the three months ended March 31, 2023, the Company repurchased 1,625 shares at an aggregate cost of approximately $34,000, under its $5.0 million share repurchase program authorized by the Board of Directors on March 6, 2023, which resulted in an increase to the net asset value per share of $0.01.

Subsequent Events

•	On May 9, 2023, the Company’s Board of Directors approved a distribution of $0.22 per share payable on May 31, 2023 to stockholders of record as of May 22, 2023.

Management Commentary

Ted Goldthorpe, Chief Executive Officer and President of LRFC, said, “During the first quarter of 2023, we continued down the strong growth path we created in 2022. The steps we took in 2022 to reposition the Company’s investment portfolio by exiting non-income producing legacy equity assets, significantly increasing the portfolio’s diversification, and growing the Company’s exposure to credits originated by the BC Partners Credit platform continued to pay off as we recorded a third straight quarter of positive NII, which grew by over 70% compared to the prior quarter. This improved operating performance, coupled with a substantially lower cost of debt capital compared to the same period in the prior year, allowed our Board of Directors to approve an increase in the quarterly dividend from $0.18 per share declared in the previous quarter to $0.22 per share. Additionally, we have begun repurchasing shares through the share repurchase program that was authorized by the Board of Directors on March 6, 2023. As we look forward into the rest of 2023, we will continue to focus on maximizing the earnings power of the Company’s stronger balance sheet and more efficient capital structure to further increase stockholder total returns.”

Selected Financial Information

•	Total investment income for the first quarter of 2023 increased by $2.0 million, to $5.3 million, compared to the first quarter of 2022.

•	Total operating expenses for the first quarter of 2023 declined by $0.2 million, to $4.2 million, compared to $4.4 million for the first quarter of 2022.

•

Net investment income for the first quarter of 2023 was $1.1 million (inclusive of $0.2 million of non-recurring income) as compared to a net investment loss of $1.1 million for the first quarter ended 2022.

•	Net asset value as of March 31, 2023 was $93.8 million, or $34.63 per share, as compared to $95.0 million, or $35.04 per share, as of December 31, 2022.

•	Cash and cash equivalents as of March 31, 2023 were $9.3 million as compared to $6.8 million as of December 31, 2022.

•

The investment portfolio as of March 31, 2023 consisted of investments in 59 portfolio companies with a fair value of approximately $203.3 million. This compares to 59 portfolio companies with a fair value of approximately $203.6 million as of December 31, 2022.

•

Deployment remained strong. During the first quarter of 2023, we made approximately $7.4 million of investments and had approximately $6.7 million in repayments and sales of investments, resulting in net deployment of approximately $0.7 million for the period.

•

The debt investment portfolio as of March 31, 2023 represented 83.1% of the fair value of our total portfolio, with a weighted average annualized yield of approximately 10.7% (excluding the income from non-accruals and collateralized loan obligations), compared to a debt investment portfolio of approximately 83.2% with a weighted average annualized yield of approximately 10.4% (excluding the income from non-accruals and collateralized loan obligations) at December 31, 2022. As of March 31, 2023, 16.6% of the fair value of our debt investment portfolio was bearing a fixed rate of interest, compared to 17.2% of the fair value of our debt investment portfolio as of December 31, 2022.

•

Non-Accruals: As of March 31, 2023, we had debt investments in two portfolio companies on non-accrual status with an amortized cost and fair value of $14.2 million and $10.0 million, respectively, representing 6.4% and 4.9% of the investment portfolio’s amortized cost and fair value, respectively. As of December 31, 2022, we had debt investments in one portfolio company on non-accrual status with an aggregate amortized cost and fair value of $11.9 million and $9.7 million, respectively, representing 5.4% and 4.8% of the investment portfolio’s amortized cost and fair value, respectively.

•	Our asset coverage ratio as of March 31, 2023 was 175%.

Results of Operations

Operating results for the quarters ended March 31, 2023 and March 31, 2022 were as follows (dollars in thousands):

	For the Three Months Ended March 31,
	2023	2022
Total investment income	$5,256	$3,337
Total expenses	4,183	4,388

Net investment income (loss)	1,073	(1,051)
Net realized loss on investments	(1,506)	(36)
Net change in unrealized (depreciation) appreciation on investments	(217)	229

Net decrease in net assets resulting from operations	$(650)	$(858)

Investment income

The composition of our investment income for the three months ended March 31, 2023, and March 31, 2022 was as follows (dollars in thousands):

	For the Three Months Ended March 31,
	2023	2022
Interest income	$4,768	$3,197
Payment-in-kind interest	464	132
Dividend income	14	—
Other income	10	8

Total investment income	$5,256	$3,337

Fair Value of Investments

The composition of our investments as of March 31, 2023 and December 31, 2022 at amortized cost and the fair value of investments was as follows (dollars in thousands):

As of March 31, 2023	Investments at Amortized Cost	Amortized Cost Percentage of Total Portfolio	Investments at Fair Value	Fair Value Percentage of Total Portfolio
First Lien Debt	$144,304	65.4%	$137,563	67.7%
Second Lien Debt	8,444	3.8%	6,775	3.3%
Subordinated Debt	26,573	12.1%	24,696	12.1%
Collateralized Loan Obligations	4,622	2.1%	4,207	2.1%
Joint Venture	470	0.2%	456	0.2%
Equity	36,065	16.4%	29,640	14.6%

Total	$220,478	100.0%	$203,337	100.0%

As of December 31, 2022	Investments at Amortized Cost	Amortized Cost Percentage of Total Portfolio	Investments at Fair Value	Fair Value Percentage of Total Portfolio
First Lien Debt	$143,047	64.9%	$136,896	67.3%
Second Lien Debt	8,283	3.8%	6,464	3.2%
Subordinated Debt	26,571	12.0%	25,851	12.7%
Collateralized Loan Obligations	6,185	2.8%	4,972	2.4%
Joint Venture	414	0.2%	403	0.2%
Equity	36,016	16.3%	29,006	14.2%

Total	$220,516	100.0%	$203,592	100.0%

Interest Rate Risk

Based on our March 31, 2023 consolidated statements of assets and liabilities, the following table shows the annual impact on net income (excluding the potential related incentive fee impact) of base rate changes in interest rates (considering interest rate floors for variable rate securities) assuming no changes in our investment and borrowing structure (dollars in thousands):

Basis Point Change	Increase (decrease) in interest income	(Increase) decrease in interest expense	Increase (decrease) in net income
Up 300 basis points	$4,493	$(1,776)	$2,717
Up 200 basis points	2,995	(1,184)	1,811
Up 100 basis points	1,498	(592)	906
Down 100 basis points	(1,498)	592	(906)
Down 200 basis points	(2,977)	1,184	(1,793)
Down 300 basis points	$(4,372)	$1,776	$(2,596)

Conference Call and Webcast

We will hold a conference call on Thursday, May 11, 2023, at 10:00 a.m. Eastern Time to discuss first quarter 2023 financial results. Stockholders, prospective stockholders, and analysts are welcome to listen to the call or attend the webcast.

To access the conference call, please dial (646) 307-1963 approximately 10 minutes prior to the start of the call and use the conference ID 5295745. A replay of the conference call will be available from approximately 12:00 p.m. Eastern Time on May 11 through May 18.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company’s website www.loganridgefinance.com in the Investor Resources section under Events and Presentations. The webcast can also be accessed by clicking the following link: https://edge.media-server.com/mmc/p/26khk7wn. The online archive of the webcast will be available on the Company’s website shortly after the call.

About Logan Ridge Finance Corporation

Logan Ridge Finance Corporation (Nasdaq: LRFC) is a business development company that invests primarily in first lien loans and, to a lesser extent, second lien loans and equity securities issued by lower middle-market companies. The Company invests in performing, well-established middle-market businesses that operate across a wide range of industries. It employs fundamental credit analysis, targeting investments in businesses with relatively low levels of cyclicality and operating risk. For more information, visit www.loganridgefinance.com.

About Mount Logan Capital Inc.

Mount Logan Capital Inc. is an alternative asset management company that is focused on public and private debt securities in the North American market. The Company seeks to source and actively manage loans and other debt-like securities with credit-oriented characteristics. The Company actively sources, evaluates, underwrites, manages, monitors, and primarily invests in loans, debt securities, and other credit-oriented instruments that present attractive risk-adjusted returns and present low risk of principal impairment through the credit cycle.

About BC Partners Advisors L.P. and BC Partners Credit

BC Partners is a leading international investment firm with over $40 billion of assets under management in private equity, private credit and real estate strategies. Established in 1986, BC Partners has played an active role in developing the European buyout market for three decades. Today, BC Partners executives operate across markets as an integrated team through the firm’s offices in North America and Europe. Since inception, BC Partners has completed 117 private equity investments in companies with a total enterprise value of €149 billion and is currently investing its eleventh private equity fund. For more information, please visit www.bcpartners.com.

BC Partners Credit was launched in February 2017 and has pursued a strategy focused on identifying attractive credit opportunities in any market environment and across sectors, leveraging the deal sourcing and infrastructure made available from BC Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include those risk factors detailed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

For additional information, contact:

Logan Ridge Finance Corporation

650 Madison Avenue, 23rd Floor

New York, NY 10022

Jason Roos

Chief Financial Officer

Jason.Roos@bcpartners.com

(212) 891-5046

Lena Cati

The Equity Group Inc.

lcati@equityny.com

(212) 836-9611

Val Ferraro

The Equity Group Inc.

vferraro@equityny.com

(212) 836-9633

Logan Ridge Finance Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of March 31, 2023	As of December 31, 2022
	(unaudited)
ASSETS
Investments at fair value:
Non-control/non-affiliate investments (amortized cost of $192,249 and $191,435, respectively)	$176,832	$177,268
Affiliate investments (amortized cost of $28,229 and $29,081, respectively)	26,505	26,324

Total investments at fair value (amortized cost of $220,478 and $220,516, respectively)	203,337	203,592
Cash and cash equivalents	9,347	6,793
Interest and dividend receivable	1,209	1,578
Prepaid expenses	2,514	2,682
Other assets	62	65

Total assets	$216,469	$214,710

LIABILITIES
2026 Notes (net of deferred financing costs and original issue discount of $1,333 and $1,421, respectively)	48,667	48,579
2032 Convertible Notes (net of deferred financing costs and original issue discount of $1,088 and $1,117, respectively)	13,912	13,883
KeyBank Credit Facility (net of deferred financing costs of $1,238 and $1,322, respectively)	57,140	54,615
Management and incentive fees payable	932	933
Interest and financing fees payable	1,469	973
Accounts payable and accrued expenses	516	722

Total liabilities	$122,636	$119,705

Commitments and contingencies
NET ASSETS
Common stock, par value $0.01, 100,000,000 common shares authorized, 2,709,583 and 2,711,068 common shares issued and outstanding, respectively	$27	$27
Additional paid in capital	191,007	191,038
Total distributable loss	(97,201)	(96,060)

Total net assets	$93,833	$95,005

Total liabilities and net assets	$216,469	$214,710

Net asset value per share	$34.63	$35.04

Logan Ridge Finance Corporation

Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2023	2022
INVESTMENT INCOME
Interest income:
Non-control/non-affiliate investments	$4,604	$2,383
Affiliate investments	164	719
Control investments	—	95

Total interest income	4,768	3,197

Payment-in-kind interest and dividend income:
Non-control/non-affiliate investments	416 (1)	85
Affiliate investments	48	47

Total payment-in-kind interest and dividend income	464	132

Dividend income:
Non-control/non-affiliate investments	—	—
Affiliate investments	14	—

Total dividend income	14	—

Other income:
Non-control/non-affiliate investments	10	—
Affiliate investments	—	8

Total other income	10	8

Total investment income	5,256	3,337

EXPENSES
Interest and financing expenses	2,069	2,188
Base management fee	930	1,027
Directors’ expense	135	103
Administrative service fees	257	120
General and administrative expenses	792	950

Total expenses	4,183	4,388

NET INVESTMENT INCOME (LOSS)	1,073	(1,051)

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized (loss) gain on investments:
Non-control/non-affiliate investments	(1,506)	(36)

Net realized (loss) gain on investments	(1,506)	(36)
Net change in unrealized (depreciation) appreciation on investments:
Non-control/non-affiliate investments	(1,250)	(1,150)
Affiliate investments	1,033	1,303
Control investments	—	76

Net change in unrealized (depreciation) appreciation on investments	(217)	229

Total net realized and change in unrealized (loss) gain on investments	(1,723)	193

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(650)	$(858)

NET DECREASE IN NET ASSETS PER SHARE RESULTING FROM OPERATIONS – BASIC & DILUTED	$(0.24)	$(0.32)
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING – BASIC & DILUTED	2,710,990	2,711,068
DISTRIBUTIONS PAID PER SHARE	$0.18	$—

(1)	During the period ended March 31, 2023, the Company received $0.2 million of non-recurring fee income that was paid in-kind and included in this financial statement line item.